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                      TRIDEX CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                    13 Weeks Ended                       26 Weeks Ended
                                                          ----------------------------------  ----------------------------------
                                                           SEPTEMBER 30,        October 1,     SEPTEMBER 30,        October 1,
                                                               1995                1994            1995                1994
                                                          ---------------    ---------------  ---------------    ---------------
PRIMARY:
   EARNINGS:
      Net income                                           $       662        $       653       $       975       $     1,093
                                                          ===============    ===============  ===============    ===============

   SHARES:
   Average common shares outstanding                         3,707,136          3,651,448         3,693,462         3,601,718
   Dilutive effect of outstanding options and warrants
      as determined by the treasury stock method               267,315            237,831           235,458           246,041
                                                          ---------------    ---------------  ---------------    ---------------
                                                             3,974,451          3,889,279         3,928,920         3,847,759
                                                          ===============    ===============  ===============    ===============

   EARNINGS PER COMMON AND
      COMMON EQUIVALENT SHARE:
   Primary                                                 $      0.17        $      0.17       $      0.25       $      0.28
                                                          ===============    ===============  ===============    ===============





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